Exhibit 32.1


                         Section 906 Certification
                         -------------------------

        The following statement is provided by the undersigned to accompany the Form 10-Q of the MLM Index Fund pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

        The undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the MLM Index Fund.



August 14, 2003



/s/ Timothy J. Rudderow
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President
Mount Lucas Management Corporation,
the manager of the MLM Index Fund